Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AMERI HOLDINGS, INC.

Pursuant to Sections 242 and 245 of the Delaware General Corporation Law

AMERI HOLDINGS, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1. The present name of the Corporation is AMERI Holdings, Inc.

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 28, 1994 (the “Original Certificate of Incorporation”).

3. The name under which the Corporation was initially incorporated was Spatializer Audio Laboratories, Inc.

4. The Original Certificate of Incorporation was amended and restated and an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on June 29, 2016 (the “First Amended and Restated Certificate of Incorporation”).

5. This Amended and Restated Certificate of Incorporation restates and amends in its entirety the First Amended and Restated Certificate of Incorporation of the Corporation.

6. This Amended and Restated Certificate of Incorporation has been adopted and approved in accordance with the DGCL.

7. Pursuant to Section 245 of DGCL, this Amended and Restated Certificate of Incorporation restates, integrates, and further amends the provisions of the First Amended and Restated Certificate of Incorporation of this Corporation. This Amended and Restated Certificate of Incorporation shall be effective upon its filing with the Secretary of State of the State of Delaware.

8. The text of the First Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as forth in EXHIBIT A attached hereto, to be effective at 4:01 p.m., New York time, on December 30, 2020.

IN WITNESS WHEREOF, AMERI Holdings, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Barry Kostiner, a duly authorized officer of the Corporation, on December 30, 2020.

/s/ Barry Kostiner
Barry Kostiner
Chief Financial Officer

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ENVERIC BIOSCIENCES, INC.

ARTICLE I

The name of the corporation is ENVERIC Biosciences, Inc. (the “Corporation”).

ARTICLE II

The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV

A. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 120,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 20,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote, provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VII

Unless otherwise set forth herein, the number of directors that constitute the Board of Directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

ARTICLE VIII

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

A. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B. The Corporation shall have the power to indemnify and advance expenses, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

C. By action of the Board of Directors, notwithstanding an interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation shall have the power to indemnify him or her against such liability under these provisions.

D. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Corporation’s Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX, in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this Corporation may provide. The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation.

* * * * *